Consent of Independent Certified Public Accountant


     We consent to the incorporation by reference in a Registration Statement on Form S-8 (Registration No. 33-69538) of our report dated July 23, 1999, on the consolidated financial statements of Marion Capital Holdings, Inc. and subsidiaries contained in the 1999 Annual Report to Shareholders of Marion Capital Holdings, Inc., which is incorporated by reference in this Form 10-K.



/s/ Olive LLP
OLIVE LLP

Indianapolis, Indiana
September 23, 1999